VIRTUS MUTUAL FUNDS

EIGHTH AMENDMENT

to

AMENDED AND RESTATED

PLAN PURSUANT TO RULE 18f-3

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 10th day of June, 2013, amends that certain amended and restated plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, duly adopted by the Board of Trustees on August 19, 2009 (the “Rule 18f-3 Plan”) and amended from time to time, as herein below provided:

W I T N E S S E T H:

WHEREAS, the Trusts and the Funds wish to amend Schedule A of the Rule 18f-3 Plan to reflect the addition of the Virtus Low Volatility Equity Fund and to otherwise update the Schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the Trusts and the Funds hereby agree that the Rule 18f-3 Plan is amended as follows:

1.	Schedule A to the Rule 18f-3 Plan is hereby replaced with Schedule A attached hereto and made a part of the Rule 18f-3 Plan.

2.

Except as herein provided, the Rule 18f-3 Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Rule 18f-3 Plan.

SCHEDULE A

(as of June 10, 2013)

	A Shares	B Shares	C Shares	I Shares	T Shares

Virtus Equity Trust
Virtus Balanced Fund	X	X	X
Virtus Growth & Income Fund	X		X	X
Virtus Mid-Cap Core Fund	X		X	X
Virtus Mid-Cap Growth Fund	X	X	X	X
Virtus Mid-Cap Value Fund	X		X	X
Virtus Quality Large-Cap Value Fund	X		X	X
Virtus Quality Small-Cap Fund	X		X	X
Virtus Small-Cap Core Fund	X	X	X	X
Virtus Small-Cap Sustainable Growth Fund	X		X	X
Virtus Strategic Growth Fund	X	X	X	X
Virtus Tactical Allocation Fund	X	X	X

Virtus Insight Trust
Virtus Emerging Markets Opportunities Fund	X		X	X
Virtus High Yield Income Fund	X		X	X
Virtus Insight Government Money Market Fund	X			X
Virtus Insight Money Market Fund	X			X
Virtus Insight Tax-Exempt Money Market Fund	X			X
Virtus Low Duration Income Fund	X		X	X
Virtus Tax-Exempt Bond Fund	X		X	X

Virtus Opportunities Trust
Virtus Allocator Premium AlphaSector Fund	X		X	X
Virtus AlphaSector Rotation Fund	X		X	X
Virtus Alternatives Diversifier Fund	X		X	X
Virtus Bond Fund	X	X	X	X
Virtus CA Tax-Exempt Bond Fund	X			X
Virtus Disciplined Equity Style Fund	X		X	X
Virtus Disciplined Select Bond Fund	X		X	X
Virtus Disciplined Select Country Fund	X		X	X
Virtus Dynamic AlphaSector Fund	X	X	X
Virtus Emerging Markets Debt Fund	X		X	X
Virtus Emerging Markets Equity Income Fund	X		X	X
Virtus Foreign Opportunities Fund	X		X	X
Virtus Global Commodities Stock Fund	X		X	X
Virtus Global Dividend Fund	X		X	X
Virtus Global Opportunities Fund	X	X	X	X
Virtus Global Premium AlphaSector Fund	X		X	X
Virtus Global Real Estate Securities Fund	X		X	X
Virtus Greater Asia ex Japan Opportunities Fund	X		X	X
Virtus Greater European Opportunities Fund	X		X	X
Virtus Herzfeld Fund	X		X	X
Virtus High Yield Fund	X	X	X	X

	A Shares	B Shares	C Shares	I Shares	T Shares
Virtus International Equity Fund	X		X	X
Virtus International Real Estate Securities Fund	X		X	X
Virtus International Small-Cap Fund	X		X	X
Virtus Low Volatility Equity Fund	X		X	X
Virtus Multi-Sector Intermediate Bond Fund (f/k/a Virtus Multi-Sector Fixed Income Fund)	X	X	X
Virtus Multi-Sector Short Term Bond Fund	X	X	X	X	X
Virtus Premium AlphaSector Fund	X		X	X
Virtus Real Estate Securities Fund	X	X	X	X
Virtus Senior Floating Rate Fund	X		X	X
Virtus Wealth Masters Fund	X		X	X